Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Matt Rubatt
+1.414.906.7804
matthew.rubatt@manpowergroup.com

ManpowerGroup Reports 3rd Quarter 2026 Results

•
Revenues of $4.8 billion (+4% as reported, +5% constant currency, +6% organic constant currency)
•
Continued top-line growth driven by strength in Manpower, particularly in the United States
•
Improving global Experis trends with U.S. Experis crossing over to growth during the quarter
•
Strong year-over-year revenue growth and Operating Unit Profit improvement in Northern Europe
•
SG&A improved trend reflects continued cost actions
•
Becky Frankiewicz will become CEO January 1, 2027, with Jonas Prising transitioning to Executive Chair. More details in a separate press release issued this morning

MILWAUKEE, October 15, 2026 – ManpowerGroup (NYSE: MAN) today reported net earnings of $0.71 per diluted share for the three months ended September 30, 2026 compared to net earnings of $0.38 per diluted share in the prior year period. Net earnings in the quarter were $34.1 million compared to net earnings of $18.0 million a year earlier. Revenues for the third quarter were $4.8 billion, a 4% increase from the prior year period.

The current year quarter included restructuring costs, strategic transformation program costs, a business sale adjustment, and Argentina hyperinflationary related non-cash currency translation losses, which negatively impacted earnings per share by $0.30 in the third quarter. Excluding these items, earnings per share was $1.01 per diluted share in the quarter representing an increase of 24% in constant currency in the third quarter of 2026.1

Financial results in the quarter were also impacted by the U.S. dollar relative to foreign currencies compared to the prior year period. On a constant currency basis, revenues increased 5% compared to the prior year period.

Jonas Prising, ManpowerGroup Chair & CEO, said, "We delivered another quarter of consistent performance and strong execution as momentum continues across the organization. Our Manpower brand continues to lead the way, with notable share gains in the U.S. Our Experis and Talent Solutions brands

1 The prior year period included various adjustments which reduced earnings per share by $0.45 in the third quarter, which are also excluded when determining the year over year adjusted trend.

experienced sequential revenue trend improvement which is encouraging. Our performance to date reinforces our confidence that 2026 is an inflection point for the business. At the same time, we continue to advance our transformation, expanding implementation beyond the U.S. and driving growth across our brands and regions while remaining on track to deliver on our cost savings target. Looking ahead, the combination of improving demand, strong execution, and continued progress on our transformation positions ManpowerGroup to drive sustainable, profitable growth."

We anticipate diluted earnings per share in the fourth quarter will be between $1.03 and $1.13 and a 44% effective tax rate."

Net earnings for the nine months ended September 30, 2026 were $90.1 million, or net earnings of $1.89 per diluted share compared to net losses of $43.5 million, or net losses of $0.93 per diluted share in the prior year, respectively. The current year-to-date period included restructuring costs, strategic transformation program costs, the sale of our Jefferson Wells U.S. business, a discontinued business liquidation charge, and Argentina hyperinflationary related non-cash currency translation losses which, in aggregate, reduced earnings per share by $0.62. Excluding the net impact of these charges, earnings per share for the nine-month period was $2.51 per diluted share representing an increase of 21% in constant currency.2 Revenues for the nine-month period were $14.2 billion, representing an increase of 7% compared to the prior year or 5% in constant currency.

In conjunction with its third quarter earnings release, ManpowerGroup will broadcast its conference call live over the internet on October 15, 2026 at 7:30 a.m. Central time (8:30 a.m. Eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

2 The prior year period included restructuring costs, net losses from the sale of businesses, a non-cash goodwill and intangible asset impairment charge, and Argentina hyperinflationary related non-cash currency translation losses which reduced earnings per share by $2.98 which are also excluded when determining the year over year trend.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for more than 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2026 ManpowerGroup was named one of the World's Most Ethical Companies for the 17th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including statements regarding trends in labor demand and the future strengthening of such demand, the Company’s financial outlook, and the Company’s strategic initiatives and technology investments, including our ability to increase market share and the acceleration of transformation initiatives to remove structural costs from the organization to drive efficiencies, which are subject to risks and uncertainties. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, which information is incorporated herein by reference.

We caution that any forward-looking statement reflects only our belief at the time the statement is made. The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2026	2025	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,840.0	$4,634.4	4.4%	5.2%
Cost of services	4,072.7	3,865.5	5.4%	6.1%
Gross profit	767.3	768.9	-0.2%	0.4%
Selling and administrative expenses	685.0	702.3	-2.5%	-2.0%
Operating profit	82.3	66.6	23.7%	26.2%
Interest and other expenses, net	14.3	13.7	4.8%
Earnings before income taxes	68.0	52.9	28.5%	31.0%
Provision for income taxes	33.9	34.9	-2.8%
Net earnings	$34.1	$18.0	89.3%	92.9%
Net earnings per share - basic	$0.73	$0.39	87.7%
Net earnings per share - diluted	$0.71	$0.38	84.4%	87.9%
Weighted average shares - basic	46.9	46.5	0.8%
Weighted average shares - diluted	48.1	46.9	2.7%

(a)
Revenues from services include fees received from our franchise offices of $4.2 million and $4.3 million for the three months ended September 30, 2026 and 2025, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $481.1 million and $300.3 million for the three months ended September 30, 2026 and 2025, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2026	2025	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$728.8	$690.8	5.5%	5.5%
Other Americas	517.9	407.9	27.0%	21.7%
	1,246.7	1,098.7	13.5%	11.5%
Southern Europe:
France	1,132.9	1,173.5	-3.5%	-1.9%
Italy	483.1	462.5	4.5%	6.2%
Other Southern Europe	611.9	569.5	7.5%	7.0%
	2,227.9	2,205.5	1.0%	2.1%
Northern Europe	860.6	816.8	5.4%	5.9%
APME	514.9	520.5	-1.1%	4.3%
	4,850.1	4,641.5
Intercompany Eliminations	(10.1)	(7.1)
	$4,840.0	$4,634.4	4.4%	5.2%
Operating Unit Profit (Loss):
Americas:
United States	$24.3	$20.6	18.2%	18.2%
Other Americas	23.1	17.3	33.1%	27.9%
	47.4	37.9	25.0%	22.6%
Southern Europe:
France	22.4	30.6	-26.9%	-25.3%
Italy	27.4	26.6	3.2%	5.1%
Other Southern Europe	14.8	8.4	74.1%	68.2%
	64.6	65.6	-1.7%	-1.0%
Northern Europe	7.5	(14.9)	N/A	N/A
APME	23.9	26.8	-10.2%	-3.7%
	143.4	115.4
Corporate expenses	(54.1)	(40.9)
Intangible asset amortization expense	(7.0)	(7.9)
Operating profit	82.3	66.6	23.7%	26.2%
Interest and other expenses, net (b)	(14.3)	(13.7)
Earnings before income taxes	$68.0	$52.9

(a)
In the United States, revenues from services include fees received from our franchise offices of $2.4 million and $2.7 million for the three months ended September 30, 2026 and 2025, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $94.5 million and $83.5 million for the three months ended September 30, 2026 and 2025, respectively.
(b)
The components of interest and other expenses, net were:

	2026	2025
Interest expense	$28.0	$24.0
Interest income	(7.8)	(6.9)
Foreign exchange loss	1.3	2.4
Miscellaneous income, net	(7.2)	(5.8)
	$14.3	$13.7

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2026	2025	Reported	Currency
	(Unaudited)
Revenues from services (a)	$14,210.6	$13,244.0	7.3%	4.7%
Cost of services	11,940.0	11,013.1	8.4%	5.7%
Gross profit	2,270.6	2,230.9	1.8%	-0.5%
Selling and administrative expenses, excluding impairment charges	2,048.0	2,072.7	-1.2%	-3.4%
Impairment charges (b)	—	88.7	N/A	N/A
Selling and administrative expenses	2,048.0	2,161.4	-5.3%	-7.4%
Operating profit	222.6	69.5	220.4%	213.8%
Interest and other expenses, net	46.8	41.7	12.4%
Earnings before income taxes	175.8	27.8	531.5%	525.5%
Provision for income taxes	85.7	71.3	20.2%
Net earnings (loss)	$90.1	$(43.5)	N/A	N/A
Net earnings (loss) per share - basic	$1.93	$(0.93)	N/A
Net earnings (loss) per share - diluted	$1.89	$(0.93)	N/A	N/A
Weighted average shares - basic	46.8	46.6	0.4%
Weighted average shares - diluted	47.6	46.6	2.2%
(a)
Revenues from services include fees received from our franchise offices of $12.5 million for both the nine months ended September 30, 2026 and 2025. These fees are primarily based on revenues generated by the franchise offices, which were $1,406.8 million and $1,147.4 million for the nine months ended September 30, 2026 and 2025, respectively.
(b)
Impairment charges for the nine months ended September 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.

ManpowerGroup

Operating Unit Results

(In millions)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2026	2025	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$2,098.0	$2,053.7	2.2%	2.2%
Other Americas	1,476.6	1,161.7	27.1%	21.7%
	3,574.6	3,215.4	11.2%	9.2%
Southern Europe:
France	3,379.1	3,288.5	2.8%	-0.8%
Italy	1,479.7	1,336.2	10.7%	6.9%
Other Southern Europe	1,779.1	1,564.1	13.8%	7.7%
	6,637.9	6,188.8	7.3%	3.0%
Northern Europe	2,476.2	2,342.0	5.7%	2.0%
APME	1,544.1	1,522.2	1.4%	5.7%
	14,232.8	13,268.4
Intercompany Eliminations	(22.2)	(24.4)
	14,210.6	13,244.0	7.3%	4.7%
Operating Unit Profit (Loss):
Americas:
United States	$79.2	$51.6	53.6%	53.6%
Other Americas	59.2	47.9	23.4%	18.4%
	138.4	99.5	39.1%	36.6%
Southern Europe:
France	67.9	83.9	-19.1%	-20.9%
Italy	90.2	83.0	8.6%	5.0%
Other Southern Europe	35.8	22.2	61.1%	49.5%
	193.9	189.1	2.5%	-1.3%
Northern Europe	1.3	(42.2)	N/A	N/A
APME	69.5	73.2	-4.8%	1.9%
	403.1	319.6
Corporate expenses	(159.5)	(137.1)
Impairment charges (b)	—	(88.7)
Intangible asset amortization expense	(21.0)	(24.3)
Operating profit	222.6	69.5	220.4%	213.8%
Interest and other expenses, net (c)	(46.8)	(41.7)
Earnings before income taxes	$175.8	$27.8
(a)
In the United States, revenues from services include fees received from our franchise offices of $7.5 million for both the nine months ended September 30, 2026 and 2025. These fees are primarily based on revenues generated by the franchise offices, which were $266.4 million and $247.5 million for the nine months ended September 30, 2026 and 2025, respectively.
(b)
Impairment charges for the nine months ended September 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.
(c)
The components of interest and other expenses, net were:

	2026	2025
Interest expense	$77.5	$72.5
Interest income	(18.7)	(22.0)
Foreign exchange loss	3.6	4.6
Miscellaneous income, net	(15.6)	(13.4)
	$46.8	$41.7

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$233.1	$871.0
Accounts receivable, net	4,619.4	4,770.3
Prepaid expenses and other assets	204.3	149.1
Total current assets	5,056.8	5,790.4
Other assets:
Goodwill	1,481.7	1,544.6
Intangible assets, net	408.3	430.1
Operating lease right-of-use assets	345.5	392.7
Other assets	856.5	879.1
Total other assets	3,092.0	3,246.5
Property and equipment:
Land, buildings, leasehold improvements and equipment	522.8	526.9
Less: accumulated depreciation and amortization	411.7	403.7
Net property and equipment	111.1	123.2
Total assets	$8,259.9	$9,160.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,432.6	$2,721.1
Employee compensation payable	232.7	232.3
Accrued payroll taxes and insurance	633.0	672.1
Accrued liabilities	461.0	457.6
Value added taxes payable	406.5	418.1
Short-term operating lease liability	99.2	107.4
Short-term borrowings and current maturities of long-term debt	540.6	625.0
Total current liabilities	4,805.6	5,233.6
Other liabilities:
Long-term debt	562.8	1,052.1
Long-term operating lease liability	259.8	304.3
Other long-term liabilities	491.1	509.8
Total other liabilities	1,313.7	1,866.2
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,592.8	3,572.5
Retained earnings	3,788.9	3,732.3
Accumulated other comprehensive loss	(406.1)	(412.1)
Treasury stock, at cost	(4,836.4)	(4,834.3)
Total ManpowerGroup shareholders' equity	2,140.4	2,059.6
Noncontrolling interests	0.2	0.7
Total shareholders' equity	2,140.6	2,060.3
Total liabilities and shareholders' equity	$8,259.9	$9,160.1

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30,
	2026	2025
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings (Loss)	$90.1	$(43.5)
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	62.1	65.5
(Gain) Loss on sales of subsidiaries, net	(22.8)	6.2
Non-cash impairment of goodwill and other intangible assets	—	88.7
Deferred income taxes	7.1	(16.1)
Provision for credit losses	9.1	4.3
Share-based compensation	20.9	20.2
Changes in operating assets and liabilities:
Accounts receivable	36.4	(8.8)
Other assets	(74.7)	(95.4)
Accounts payable	(255.8)	(182.9)
Other liabilities	(9.4)	(121.2)
Cash used in operating activities	(137.0)	(283.0)
Cash Flows from Investing Activities:
Capital expenditures	(23.6)	(46.4)
Acquisition of businesses, net of cash acquired	—	(1.0)
Impact to cash resulting from sales of subsidiaries	87.5	(2.1)
Proceeds from the sale of property and equipment	1.4	0.8
Cash provided by (used in) investing activities	65.3	(48.7)
Cash Flows from Financing Activities:
Net change in short-term borrowings	1.5	65.7
Net proceeds from revolving debt facility	50.0	73.0
Proceeds from long-term debt	3.2	0.2
Repayments of long-term debt	(585.9)	(0.6)
Payments of contingent consideration for acquisition	(0.8)	(1.3)
Taxes paid related to net share settlement	(2.8)	(6.0)
Repurchases of common stock and excise tax	(0.3)	(38.2)
Dividends paid	(33.5)	(33.3)
Cash (used in) provided by financing activities	(568.6)	59.5
Effect of exchange rate changes on cash	2.4	37.4
Change in cash and cash equivalents	(637.9)	(234.8)
Cash and cash equivalents, beginning of period	871.0	509.4
Cash and cash equivalents, end of period	$233.1	$274.6